SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-USX-DELHI GROUP

          GABELLI FOUNDATION
                                 1/26/98           60,000-           20.6000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 1/26/98           20,000-           20.6000
                                 1/07/98           20,000            20.5625
          GABELLI INTERNATIONAL LTD
                                 1/07/98           20,000-           20.5625
          GABELLI FUNDS, INC.
               THE GABELLI GLOBAL MULTI MEDIA TRUST
                                 1/26/98           50,000-           20.6000
               THE GABELLI EQUITY TRUST,INC.
                                 1/26/98           71,000-           20.6000
               THE GABELLI EQUITY INCOME FUND
                                 1/26/98            7,500-           20.6000
               THE GABELLI CONVERTIBLE SECURITIES FUND
                                 1/26/98           40,400-           20.6000
                                 1/08/98           35,100            20.6125
                                 1/07/98            5,300            20.5500
               THE GABELLI CAPITAL ASSET FUND
                                 1/26/98           60,000-           20.6000
               THE GABELLI ABC FUND
                                 1/26/98          120,000-           20.6000
          GAMCO INVESTORS, INC.
                                 1/26/98          284,000-           20.6000
                                 1/26/98          364,400-           20.6000
                                 1/14/98            1,000            20.5000
                                 1/13/98            3,100            20.5000
                                 1/12/98           17,800            20.5000
                                 1/09/98           10,000            20.5000
                                 1/09/98            3,000            19.7432
                                 1/09/98            3,000-           19.7432
                                 1/08/98              600            20.5000
                                 1/07/98           10,000            20.5000
          GABELLI ASSOCIATES LTD
                                 1/07/98           40,000-           20.5625
          GABELLI ASSOCIATES FUND
                                 1/26/98          372,100-           20.6000
                                 1/09/98            2,600            20.5000
                                 1/07/98           40,000            20.5625


          (1) THE TRANSACTIONS ON 1/26/98 WERE IN CONNECTION WITH THE MANDATORY REDEMPTION DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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